Exhibit 10.3

SECURITY AND INTERCREDITOR AGREEMENT

THIS SECURITY AND INTERCREDITOR AGREEMENT (this “Security Agreement”), dated April ___, 2009, by and among MIMEDX, INC., a corporation under the laws of the state of Florida (“Grantor”), in favor of each holder of the 3% Convertible Secured Promissory Notes issued by MiMedx Group, Inc. (individually a “Holder” and collectively the “Holders”).

R E C I T A L S

WHEREAS, in connection with certain 3% Convertible Secured Promissory Notes, issued pursuant to the Subscription Agreements (defined below), executed and delivered by MiMedx Group, Inc., a corporation under the laws of the State of Florida, the “Borrower”), payable to the order of each of the Holders, Borrower is required to have executed and delivered this Security Agreement encumbering all of the tangible and intangible assets of Grantor with the exception of the membership interests held by Grantor in SpineMedica, LLC, a wholly-owned subsidiary of Grantor, in favor of the Holders; and

WHEREAS, Grantor has determined that the Notes shall inure to the benefit of Grantor and that it is in its best interest to execute this Security Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.             Defined Terms.  The following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Borrower” shall have the meaning set forth in the Recitals above.

“Collateral" shall have the meaning set forth in Section 2 hereof.

“Collateral Agent" shall have the meaning set forth in Section 5(h) hereof.

“Event of Default" shall have the meaning given to it in the Notes.

“Holder” or “Holders” shall have the meaning set forth in the heading to this Security Agreement.

“Majority In Interest” means, at any time, Holders holding more than fifty percent (50%) of the outstanding principal amount of the Notes at such time.

“Notes” means those certain 3% Convertible Secured Promissory Notes, issued pursuant to the Subscription Agreements, executed and delivered by MiMedx Group, Inc., payable to the order of each of the Holders.

"Permitted Dispositions” means (i) transfers in the ordinary course of business,  including, without limitation, sales of inventory and products made for sale, fixtures, furniture, and  transfers of worn out, obsolete or surplus equipment; and (ii) any and all licenses of intellectual property from the Grantor to third parties.

"Permitted Liens" means:

(a)  Liens consisting of any license or sublicense of intellectual property and any interest of a licensor under any such license or sublicense;

(b)  Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a Holder depository institution; and

(c)  Liens arising from any Permitted Senior Indebtedness.

“Permitted Senior Indebtedness” means any bank debt not to exceed $5,000,000, hereafter incurred by the Grantor or its affiliates.

“Pro Rata Share” shall have the meaning set forth in Section 5 (e) hereof.

"Secured Obligations" means all indebtedness, liabilities and obligations of Grantor to Holders, whether now existing or hereafter incurred, pursuant to the Notes.

“Subscription Agreements” means the Subscription Agreements for 3% Convertible Senior Secured Promissory Notes between each Holder and the Borrower, pursuant to which the Notes were issued.

"UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Florida; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Holder’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Florida, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

2.             Grant of Security Interest.  As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Borrower and Holders to cause the Notes to be issued, Grantor hereby grants to Holders, a security interest, subject to the subordination provisions set forth in Section 5 herein, in all tangible and intangible assets of Grantor, now or hereafter owned or acquired by Grantor or in which Grantor now has or hereafter has or acquires any rights, and wherever located, with the exception of the  membership interest held by Grantor in SpineMedica, LLC, its wholly-owned subsidiary (the “Collateral”).  The Collateral shall include, but not be limited to, Grantor’s accounts, inventory, chattel paper, contract rights; documents; equipment; fixtures; instruments; supporting obligations and letter-of-credit rights; general intangibles; intellectual property; investment property; goods; commercial tort claims; all money, cash, cash equivalents and securities of any kind of Grantor; all of the Grantor’s deposit accounts and payment accounts; and shall also include:

(i)             all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and general intangibles at any time evidencing or relating to any of the foregoing; and

(ii)            all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

(iii)           to the extent not otherwise included, all proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of the Collateral.

Notwithstanding the foregoing, "Collateral" shall not include any contract which prohibits the granting of a security interest in such contract or any asset leased by Grantor.

3.              Perfection and Protection of Security Interest.

(a)            Perfection of Security Interest.  Grantor shall, at its expense, perform all steps requested by the  Collateral Agent at any time to perfect, maintain, protect, and enforce the Holders’ Liens, including:  (i) executing, delivering and/or filing of financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Holders; (ii) when an Event of Default has occurred and is continuing, if requested by the Collateral Agent, transferring the Collateral to warehouses or other locations designated by the Collateral Agent; (iii) placing notations on Grantor’s books of account to disclose the Holders’ security interest; and (iv) taking such other steps as are deemed necessary or desirable by the Collateral Agent to maintain and protect the Holders’ Liens.

(b)            Financing Statements.  Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all of the assets of Grantor or words of similar effect (excepting only the membership interests of SpineMedica held by Grantor), regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC of the State of Florida for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates.  Any such filing, and any amendment, continuation or termination with respect thereto, shall be made only with the approval of the Majority In Interest for and on behalf of all of the Holders. Grantor agrees to furnish any such information to the Holders promptly upon request.  Grantor agree that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

(c)            Confirmation.  From time to time, Grantor shall, upon the Collateral Agent’s request, execute and deliver confirmatory written instruments pledging to the Holders the Collateral, but Grantor’s failure to do so shall not affect or limit any security interest or any other rights of the Holders in and to the Collateral with respect to Grantor.  Until all Secured Obligations have been fully satisfied, the Holders’ Liens shall continue in full force and effect in all Collateral.

4.              Power of Attorney.  Subject to compliance with Section 5(b) hereof, Grantor hereby appoints the Collateral Agent and any other designees appointed by the Collateral Agent from time to time, as the Grantor’s attorney-in-fact, with power:  (a) to endorse the Grantor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Holders’ possession; (b) to sign the Grantor’s name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable document constituting Collateral, on drafts against customers, on assignments of accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to notify the post office authorities to change the address for delivery of the Grantor’s mail to an address designated by the Collateral Agent and to receive, open and dispose of all mail addressed to the Grantor; (d) to send requests for verification of accounts to customers or account debtors; (e) to complete in the Grantor’s name or the Holders’ name, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; (f) to file such financing statements with respect to this Security Agreement, with or without the Grantor's signature, or to file a photocopy of this Security Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate, and to execute in the Grantor's name such financing statements and amendments thereto and continuation statements which may require the Grantor's signature; and (g) to do all things necessary to carry out the fulfillment of the obligations of the Grantor under the Notes and this Security Agreement.  Grantor hereby ratifies and approves all acts of such attorney-in-fact.  Neither the Majority In Interest nor the Collateral Agent or other designees or attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct.  This power, being coupled with an interest, is irrevocable until the Secured Obligations have been fully satisfied.

5.              Subordination and Intercreditor Provisions.

(a)            Subordination to Permitted Senior Indebtedness.  Enforcement of Holder’s security interest in the Collateral, and payment of principal and interest on the Notes, is expressly subordinate and junior in right of payment and lien priority to all principal, interest, charges, expenses and security interests arising out of or relating to all Permitted Senior Indebtedness, pursuant to the following terms and conditions.  The Collateral Agent is expressly authorized to execute on behalf of the Holders a subordination agreement in favor of a bank which issues Permitted Senior Indebtedness that is consistent with the terms hereof.

(b)            Standstill.  Holders shall not accelerate payment of the Notes, or commence any action, suit or proceeding against Grantor with respect to the Notes, or otherwise pursue any remedy to enforce Holders’ rights to payment of the Notes, or to enforce the rights of Holders as secured creditors with respect to the Collateral, while any Permitted Senior Indebtedness is outstanding, until after ninety (90) days notice to Grantor of the occurrence of an Event of Default. After the 90 day period, and if the Event of Default has not been cured within such time period, the Holders may, with the approval of a Majority In Interest, acting through the Collateral Agent,   pursue any and all  remedies under the Notes and this Security Agreement.

(c)            Rights With Respect to Notes.   Upon an Event of Default, the Majority In Interest, acting through the Collateral Agent and subject to Section 5(b), shall have the right to accelerate the maturity of the Notes.

(d)            Waivers.  Waivers granted pursuant to this Security Agreement shall be effective as against all Holders if in writing executed by the Collateral Agent.

(e)            Sharing of Payments and Proceeds.  The Holders shall share pari passu on a ratable basis equal to its Pro Rata Share (defined below) in all payments from any source made on any of the Notes, and in the Collateral and any proceeds therefrom.   "Pro Rata Share" shall mean an amount equal to the amount which results when the total amount of principal that is owing to that Holder is divided by the aggregate principal owing to all Holders (expressed as a percentage).

(g)            Amendment.  No amendment of any provision of this Security Agreement shall in any event be effective unless the same shall be in writing and signed by the Majority In Interest.

(h)            Collateral Agent.  Each Holder hereby appoints Gilford Securities Incorporated as its collateral agent hereunder (in such capacity, the "Collateral Agent"),  who shall act as a representative of the Holders to carry out instructions and directives of the Majority In Interest for purposes of this Security Agreement and to have the other responsibility and authority set forth in this Security Agreement.  The Holders’ approval of this Security Agreement shall include confirmation of the authority of the Collateral Agent.  Grantor may rely upon the acts of the Collateral Agent for all purposes permitted hereunder.

The Collateral Agent shall have full power of attorney to act in the name, place, and stead of the Holders in all matters in connection with this Security Agreement, upon the approval of the Majority In Interest or as may be specifically provided herein.  The Collateral Agent’s authority to act on behalf of the Holders includes the power to execute all such documents, waivers, amendments, and instruments as are approved by the Majority In Interest or by this Security Agreement.

The Collateral Agent shall have no duties or obligations except as specifically set forth in this Security Agreement.  In acting on behalf of the Majority In Interest, the Collateral Agent may rely upon, and shall be protected in acting or refraining from acting upon, an opinion or advice of counsel, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, arbitrator’s award, appraisal, bonds, or other paper or document reasonably believed by them to be genuine and to have been executed or presented by the proper party or parties.  The Collateral Agent shall not be personally liable to the Majority In Interest for any action taken, suffered, or omitted by him, except for willful misconduct or gross neglect.

The Collateral Agent and each Holder hereby agree that the Majority In Interest shall have the full and complete right and authority to give instructions to, and otherwise direct, the Collateral Agent in respect of the Collateral or any action with respect to any Collateral.  The Collateral Agent shall not have by reason of this Security Agreement or any other document a fiduciary relationship in respect of any Holder.

6.              Representations and Warranties.  Grantor hereby represents and warrants to the Holders that except for the security interest granted under this Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner of each item of Collateral in which it purports to grant a security interest hereunder, having good, marketable title thereto and that the Holders shall have a valid, binding and enforceable lien and/or security interest in and to the Collateral.

7.              Covenants.  Grantor covenants and agrees with the Holders that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

7.1            Further Assurances.  At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Holders may reasonably deem desirable to obtain the full benefit of this Security Agreement.

7.2            Maintenance of Records.  Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. Grantor shall allow reasonable access to such records upon reasonable notice from Holders.

7.3            Collateral.  The Grantor agrees that it will not, without the prior written consent of the Collateral Agent, consent to, permit or suffer to occur any sale, transfer,  hypothecation, lien, or use of any of the Collateral adversely affecting the interest of the Holders therein, other than  pursuant to Permitted Senior Indebtedness, Permitted Liens, and Permitted Dispositions.

8.              Rights and Remedies Upon Default.

(a)    Upon the occurrence and during the continuation of an Event of Default (subject to the provisions of Section 5(b)), the Holders, acting through the Collateral Agent, shall have the right to take title to, seize, assign, sell, and otherwise dispose of the Collateral, or any part thereof, either at public or private sale, in lots or in bulk, for cash, credit or otherwise, with or without representations or warranties, and upon such terms as shall be reasonable, and any Holder may bid or become the purchaser at any such sale.  If notification to Grantor of any intended disposition by the Holders of any of the Collateral is required by applicable law, such notification will be deemed to have been reasonable and proper if given at least 20 days prior to such disposition.

(b)    If any Event of Default shall occur and be continuing, the Holders, acting through the Collateral Agent,  may exercise in addition to all other rights and remedies granted to it under this Security Agreement, all rights and remedies of a secured party under the UCC.

(c)    Except as specifically provided for herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(d)    The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed in the following order of priorities (subject to payment in full of any Permitted Senior Indebtedness):

First, to the Collateral Agent in an amount sufficient to pay in full the reasonable costs of the Collateral Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, including, without limitation, reasonable attorneys' fees;

Second, to the Holders in the amount of the Pro Rata Share owing to each Holder; and

Finally, upon payment in full of the Secured Obligations, to Grantor or its representatives or as a court of competent jurisdiction may direct.

9.              Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of Holders or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

10.            Miscellaneous.

10.1          No Waiver; Cumulative Remedies.

(a)    Holders shall not by any act, delay, omission or otherwise be deemed to have waived any of their respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

(b)    The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(c)    None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except as provided herein.

10.2  Termination of this Security Agreement. This Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

10.3  Successor and Assigns. This Security Agreement shall be binding upon the successors of Grantor and Holders and may not be assigned by any party.

10.4  Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

10.5  Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.6  Titles and Subtitles. The titles of the sections and subsections of this Security Agreement are not to be considered in construing this Security Agreement.

10.7  Severability. In case any provision of this Security Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.8  Agreement is Entire Contract. This Security Agreement, together with the Notes and the Subscription Agreements, constitutes the final, complete and exclusive contract between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations, guarantees or covenants except as specifically set forth herein and in such other documents referred to above. Nothing in this Security Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any right, remedies, obligations or liabilities under or by reason of this Security Agreement, except as expressly provided herein.

In Witness Whereof, the undersigned have caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

GRANTOR:

MiMedx, Inc.

By:
Name:
Title:

COLLATERAL AGENT:
Gilford Securities Incorporated

By:
Name:
Title:

HOLDERS’ COUNTERPART SIGNATURE PAGE TO SECURITY AND INTERCREDITOR AGREEMENT FOLLOWS

HOLDERS’ COUNTERPART SIGNATURE PAGE TO
SECURITY AND INTERCREDITOR AGREEMENT

HOLDERS:

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